Exhibit 99.1
NEWS RELEASE

Vanguard Natural Resources, Inc. to Report Q1 Earnings Results on May 9, 2018

HOUSTON-May 2, 2018 -- Today Vanguard Natural Resources, Inc. (the “Company” or “Vanguard”) announced that the Company will release its earnings results for the first quarter 2018 after the market closes on Wednesday, May 9, 2018. The Company’s senior management team will host a conference call to review the Company’s first quarter 2018 earnings results with members of the investment community at 3:00 p.m. Eastern Time (2:00 p.m. Central) on Thursday, May 10, 2018.

Investors and analysts may access the call by dialing +1 323-794-2093 or 866-548-4713 and referencing the conference call name: Vanguard Natural Resources Earnings Call (Conference ID 4104825).

The conference call will also be webcast from the Investor Relations section of Vanguard’s corporate website, http://www.vnrenergy.com.  A webcast archive will also be available shortly after the call, and will be available from May 10, 2018 through May 17, 2018.

About Vanguard Natural Resources, Inc.

Vanguard Natural Resources, Inc. is an independent oil and gas company focused on the acquisition, production and development of oil and natural gas properties. Vanguard’s assets consist primarily of producing and non-producing oil and natural gas reserves located in the Green River Basin in Wyoming, the Permian Basin in West Texas and New Mexico, the Gulf Coast Basin in Texas, Louisiana, Mississippi and Alabama, the Anadarko Basin in Oklahoma and North Texas, the Piceance Basin in Colorado, the Big Horn Basin in Wyoming and Montana, the Arkoma Basin in Arkansas and Oklahoma, the Wind River Basin in Wyoming, and the Powder River Basin in Wyoming. More information on Vanguard can be found at www.vnrenergy.com.

Forward-Looking Statements

We make statements in this news release that are considered forward-looking statements within the meaning of the Securities Exchange Act of 1934, as amended. These forward-looking statements are largely based on our expectations, which reflect estimates and assumptions made by our management. These estimates and assumptions reflect our best judgment based on currently known market conditions and other factors. Although we believe such estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond our control. In addition, management's assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained in this news release are not guarantees of future performance, and we cannot assure you that such statements will be realized or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors listed in the “Risk Factors” section in our SEC filings and elsewhere in those filings. All forward-looking statements speak only as of the date of this news release. We do not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise.

SOURCE: Vanguard Natural Resources, Inc.

CONTACT: Vanguard Natural Resources, Inc.
Investor Relations
Ryan Midgett, Chief Financial Officer
IR@vnrenergy.com